As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAYNE CHRISTENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	48-0920712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd., Ste. 700

The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

LAYNE CHRISTENSEN COMPANY

CAPITAL ACCUMULATION PLAN

(Full title of the plan)

Steven F. Crooke

Layne Christensen Company

1800 Hughes Landing Blvd., Ste. 700

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 475-2600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum Offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	750,000	$8.79(2)	$6,592,500.00	$766.05
Plan interests	(3)	—	—	(4)

(1)	The provisions of Rule 416(a) shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price is based on the average of the high and low prices of a share of Common Stock of Layne Christensen Company reported for trading on the Nasdaq Global Select Market on June 22, 2015.
(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers and indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4)	Pursuant to Rule 457(h)(3), no registration fee is required to be paid.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E by Layne Christensen Company (the “Company” or the “Registrant”), to register an additional 750,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which are available for issuance under the Layne Christensen Company Capital Accumulation Plan (the “Plan”).

The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan (File No. 333-159908, filed June 11, 2009), which registration statement is hereby incorporated by reference, including all documents incorporated by reference or deemed incorporated by reference thereto.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated into this Registration Statement by reference, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2015, filed April 14, 2015, and any amendments thereto (including, if applicable, information specifically incorporated by reference into the Registrant’s Form 10-K from the Registrant’s definitive proxy statement and annual report to stockholders);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, filed June 9, 2015, and any amendments thereto;

(c)	The Registrant’s Current Report on Form 8-K, filed June 9, 2015;

(d)	The Registrant’s Capital Accumulation Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2013, filed on June 27, 2014;

(e)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 0-20578) and any amendment or report filed for the purpose of updating such description; and

(f)	All documents filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the termination of the Plan or the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Company’s Common Stock has been passed upon by Steven F. Crooke, Senior Vice President-CAO and General Counsel of the Company. As of June 23, 2015, Mr. Crooke owned 3,858 shares of the Company’s Common Stock, had been granted options with respect to 151,482 shares of the Company’s Common Stock, 116,214 of which were currently exercisable, and had been granted 158,385 restricted stock units that are subject to various time and performance-based vesting criteria.

ITEM 8.	EXHIBITS

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES AND POWER OF ATTORNEY

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 24, 2015.

LAYNE CHRISTENSEN COMPANY

By	/s/ Michael J. Caliel
Michael J. Caliel
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Registrant’s Chief Executive Officer and General Counsel (currently Michael J. Caliel and Steven F. Crooke, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Caliel	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2015
Michael J. Caliel

/s/ Andrew Atchison	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2015
Andrew Atchison

	Chairman of the Board of Directors	June 24, 2015
David A. B. Brown

/s/ J. Samuel Butler	Director	June 24, 2015
J. Samuel Butler

/s/ Robert Gilmore	Director	June 24, 2015
Robert Gilmore

/s/ John T. Nesser III	Director	June 24, 2015
John T. Nesser III

/s/ Nelson Obus	Director	June 24, 2015
Nelson Obus

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of The Woodlands, State of Texas, on June 24, 2015.

LAYNE CHRISTENSEN COMPANY CAPITAL ACCUMULATION PLAN

By	/s/ Michael J. Caliel
Michael J. Caliel
President and Chief Executive Officer
Member Layne Benefits Committee

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT

5.1	Opinion of Steven F. Crooke, Senior Vice President and General Counsel, for the Company, with respect to the legality of the Company’s Common Stock registered hereby

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte Auditores y Consultores Limitada

23.3	Consent of Deloitte, Inc.

23.4	Consent of Steven F. Crooke (contained in the Opinion of Counsel filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Layne Christensen Company Capital Accumulation Plan